                                                                    Exhibit 23.1




                         Consent of Independent Auditors




Suncoast Bancorp, Inc.
Sarasota, Florida

         We hereby consent to the inclusion of our report dated February 21, 2003, relating to the consolidated financial statements of Suncoast Bancorp, Inc. and subsidiary as of and for the years ended December 31, 2002 and 2001, in the Company's annual report on Form 10-KSB.



/s/ Hacker, Johnson & Smith, P.A.
---------------------------------
Hacker, Johnson & Smith, P.A.

Tampa, Florida
March 20, 2003